Exhibit 4.1

THIS UNSECURED NON-NEGOTIATABLE SUBORDINATED PROMISSORY NOTE (THIS “NOTE”) IS SUBORDINATED TO ALL “SENIOR DEBT” NOW OR HEREAFTER OWING BY THE ISSUER (AS DEFINED, BELOW) TO SILICON VALLEY BANK (THE “BANK”), AS PROVIDED IN THE SUBORDINATION AGREEMENT (AS DEFINED, BELOW) AND ANY OTHER LENDER (AS DEFINED, BELOW) PURUSANT TO ANY OTHER SUBORDINATION AGREEMENT ENTERED INTO IN CONNECTION THEREWITH.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF THE HOLDER’S (AS DEFINED, BELOW) OR ANY SUBSEQUENT HOLDER’S COUNSEL, SATISFACTORY TO THE ISSUER, OR A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY BE EFFECTED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF THE HOLDER’S OR ANY SUBSEQUENT HOLDER’S COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY BE EFFECTED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SUCH APPLICABLE STATE SECURITIES LAWS.

FORM OF UNSECURED NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE

$___________

Milwaukee, Wisconsin

September 30, 2014 (the “Issue Date”)

FOR VALUE RECEIVED, ARI NETWORK SERVICES, INC., a corporation organized under the laws of the State of Wisconsin (the “Issuer”), hereby promises to pay to _____________, an individual resident of the State of Utah (the “Holder”), the sum of _____________, together with interest accruing on the outstanding unpaid principal balance hereof from and after the date hereof at a rate per annum equal to five percent (5%), except as otherwise provided herein.

1.

Payment.  The original principal amount of this Note, and all interest accrued thereon, shall be payable as follows:

(a)

Payments under this Note shall be due and payable in equal quarterly installments commencing on the ninetieth (90th) calendar day after the Issue Date, and continuing on each ninetieth (90th) calendar day thereafter (or, if such payment date shall be a Saturday, Sunday or a legal holiday, on the first regular business day immediately following such date) until the fourth (4th) anniversary of the Issue Date, at which time all accrued interest and outstanding principal balance shall be due and payable in full.  Notwithstanding any provision contained in this Section 1(a), the first four (4) payments due and payable under this Note shall be interest only payments, and payments of principal and interest shall not commence until the first payment date after the first anniversary of the Issue Date;

Interest accrued hereunder shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by three hundred sixty-five (365).  All payments of principal and interest hereunder shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America.  All payments of principal and interest hereunder shall be made to the order of the Holder, at the address set forth in Section 9 of this Note for notices to the Holder, or such other address for payment as the Holder shall hereafter provide to the Issuer by notice in accordance with the notice procedures in Section 9.  As long as the notice of the address for notices and payment is clear and explicit, the Holder may designate different addresses for payment and notices.

2.

Prepayment.  The Issuer may at its sole election at any time and from time to time prepay all or any part of this Note without premium or penalty.  All prepayments shall be applied as follows:  (i) first to accrued and unpaid interest that is due and payable quarterly as provided herein, and (ii) then for principal.  Upon prepayment of part of the principal amount of this Note, the remaining principal payments shall be reduced on a pro rata basis to an amount which will repay the remaining principal balance of this Note over the same term as this Note would have been paid by payment only of the mandatory principal payments.

3.

Subordination.  The Holder, by its acceptance hereof, acknowledges that this Note is subordinated and junior in right of payment to all indebtedness, obligations and liabilities of the Issuer, existing as of the date hereof or hereafter incurred, to current or future Lenders (as hereinafter defined) (“Senior Debt”).  The Holder has entered into that certain Subordination Agreement dated as of the date hereof by and among the Bank, the Holder, the Issuer and Project Viking II Acquisition, Inc., as it may be amended, restated, modified or supplemented and in effect from time to time (the “Subordination Agreement”).  The Holder, by accepting this Note, agrees to execute such documents as any Lenders may request (including, but not limited to, an amendment to this Note reflecting the new subordination or intercreditor agreement) to effect the subordination intended hereunder in the form generally set forth in the Subordination Agreement, including, without limitation, any commercially reasonable debt subordination agreement or intercreditor agreement requested by Lenders.   For purposes hereof, “Lenders” shall mean: (i) the Bank and/or any other bank, financial institution or other entity regularly involved in the business of making loans; (ii) any finance company that provides financial accomodations to the Issuer in connection with any asset; (iii) Michael Sifen and his affiliates; and (iv) any shareholder (including, any such shareholder’s affiliates) of the Issuer that holds at least as many Subject Shares (as defined in the Purchase Agreement (as defined, below)) issued to the Holder by the Issuer as of the date hereof pursuant to the Purchase Agreement (as adjusted for any stock splits, reverse stock splits or stock dividends of Issuer’s stock that may occur after the date of this Note); provided, that the Holder shall not be required to execute any subordination documents with any person or entity that sells a business (through a sale of assets, equity or otherwise) to the Issuer or its affiliates after the date hereof.

4.

Events of Default.  Each of the following occurrences shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay Principal or Interest.  If the Issuer shall fail to pay any installment of principal or interest due under this Note within ten calendar (10) days of the date scheduled for such payment and the Issuer does not cure such failure within five (5) calendar days of receipt of written notice indicating the occurrence of such failure as provided by the Holder duly given to the Issuer pursuant to Section 9, below.

(b)

Breach of Representation or Warranty.  If any representation or warranty made by the Issuer in Section 7 of this Note shall prove to have been false.

(c)

Insolvency.  The Issuer is adjudicated to be insolvent under Wisconsin law.

(d)

Involuntary Bankruptcy; Appointment of Receiver, Etc.  If an involuntary case shall be commenced against the Issuer and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

(e)

Voluntary Bankruptcy; Appointment of Receiver, Etc.  The Issuer shall have an order for relief entered with respect to it or shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or assets,  or the Issuer shall make any assignment for the benefit of creditors.

(f)

Sale of Substantially all of the Assets of Issuer. The sale by the Issuer of all or substantially all of its assets to a person or entity that does not control, is not controlled by, or is not under common control with the Issuer prior to the transaction(s) resulting in the sale.

5.

Rights and Remedies.  Upon the occurrence of any Event of Default described in Sections 4(c), (d), (e), or (f), above, the unpaid principal amount of this Note, and any and all accrued interest hereunder, shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisal, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer; and upon the occurrence and during the continuance of an Event of Default described in Sections 4(a) or (b), above, the Holder may declare, by written notice to the Issuer, the unpaid principal amount of and any and all accrued and unpaid interest under this Note to be due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisal, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer.  For the avoidance of doubt, notwithstanding the provisions of any instruments or agreements of the Lenders assigned to the Holder or any other rights of the Lenders, no Event of Default or acceleration of payments shall occur under the Note unless an Event of Default occurs under the express terms of Section 4 hereof. If any amount payable under this Note is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.  As used herein, “Default Rate” shall mean a rate per annum equal to seven and one-half percent (7.50%).

6.

Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Issuer that:

(a)

Investment Purpose.  As of the date hereof, the Holder is obtaining this Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Act.

(b)

Transfer or Re-Sale.  The Holder understands that the sale or re-sale of this Note has not been and is not being registered under the Act or any applicable state securities laws, and, except as set forth in Section 13, below, this Note may not be assigned, transferred or sold unless the Holder receives the prior written consent of the Issuer (which consent shall not be unreasonably withheld by the Issuer as set forth in Section 13 hereof) and complies with the applicable provisions of the Subordination Agreement.

(c)

Authorization; Enforcement.  The Holder has duly and validly authorized the execution of this Note.  This Note has been duly executed and delivered on behalf of the Holder, and this Note constitutes the valid and binding agreement of the Holder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or general principles of equity.

7.

Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Holder that:

(a)

Organization.  The Issuer is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated.

(b)

Authorization; Enforcement.  (i) The Issuer has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and to issue and deliver this Note in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Issuer and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Issuer, and (iii) this Note constitutes, and upon execution and delivery by the Issuer of this Note, such instrument will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

8.

Presentment, etc. The Issuer hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest.

9.

Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or the day of transmission, or if the transmission is not made on a business day, the first business day after the transmission (and the sender shall bear the burden of proof of delivery to the receiving equipment), if sent by facsimile.  The addresses and facsimile numbers for such communications shall be:

If to the Issuer:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attention: Chief Financial Officer

Facsimile:  (414) 973-4619

With a copy to:

Mark C. Witt, Esq.

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin 53202

Facsimile:  (414) 273-5198

If to the Holder:

_____________

_____________

_____________

Facsimile:  _____________

With a copy to:

Riggs Davie PLC

150 Fourth Avenue North, Suite 1850

Nashville, Tennessee 37219

Attention: Alexander J. Davie

Facsimile:  615.242.4214

Each party shall provide notice to the other party of any change in address or facsimile number.  The Issuer may make all payments on this Note to the Holder at the address provided, above.  Notwithstanding any information available to the Issuer or actual knowledge of the Issuer, until the Issuer receives notice of a change of address in accordance with the notice provisions contained in this Section 9, the Issuer may direct all payments on this Note to the last address of which the Issuer has received such notice; provided, however, that an Event of Default will not have occurred hereunder if the Issuer timely makes payment to the Holder at an address that the Issuer in good faith believes to be the current address of the Holder because the Issuer has relied on a notice by the Holder which has not been given in accordance with the provisions of this Note.  In such event, the Issuer and the Holder upon discovery of the issue will promptly resolve any such discrepancy.  Notwithstanding any information available to the Issuer or actual knowledge of the Issuer that a person has acquired this Note from the Holder, and without limitation to the Issuer’s right to refuse its consent to the transfer of this Note, the Issuer may make all payments to the Holder until this Note has been surrendered for reissue to the acquiring person, together with such documentation evidencing and confirming the acquisition of the Note, as the Issuer in good faith requires.  All such payments will be deemed valid payments on this Note for the full amount of the payment.  If this Note is reissued to effect a transfer to a new person, such note may be issued by the Issuer for the then current principal balance if such balance is less than the face amount of this Note at the time of reissue.

10.

Interpretation.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the masculine shall include the feminine and the neuter, the words “Issuer,” and “Holder” shall be deemed to include the Issuer and the Holder as defined herein and their respective permitted successors and assigns, and the word “person” shall be deemed to mean natural persons, corporations, limited liability companies, partnerships and all other legal entities.

11.

Records.  The Issuer shall maintain records showing the principal and interest amount and the dates of the payments on this Note.  This Note shall be surrendered to the Issuer when the final payment of principal and interest is made.

12.

Severability.  If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.

13.

Amendments; Assignment; Successors and Assigns.  This Note may be amended or modified only by an instrument in writing signed by the Issuer and the Holder.  This Note may not be assigned, transferred or sold by the Holder without the prior written consent of the Issuer (which consent may not be unreasonably withheld by the Issuer).  Any such assignment, transfer or sale of this Note must comply with the applicable provisions of the Subordination Agreement.  The Issuer may reasonably withhold its consent for reasons including, but not limited to, the Issuer concluding in good faith that (i) the proposed transferee or one of its affiliates is a competitor, is likely to be a competitor or is likely to be acquired by a competitor, of the Issuer, (ii) the assignment or transfer would violate any laws or cause the Issuer to violate any laws, or

(iii) the proposed transferee or one of its affiliates intends to use its rights under this Note or the Subordination Agreement to (A) affect the Issuer’s stock price, (B) unduly influence the Issuer’s Board of Directors from exercising its fiduciary duty to the Issuer’s stockholders, (C) assist such transferee in a tender offer for the Issuer’s stock, change in control of the Issuer, sale of assets of the Issuer, or other business combination involving the Issuer, or (D) absent an Event of Default hereunder, cause the Issuer to make payments under the Note earlier than required under the Note.  In the event that the Holder receives any proposed bona fide offer to purchase this Note, the Holder shall notify the Issuer of such an offer and, in addition to providing the Issuer with all information reasonably requested by the Issuer in connection with the Issuer’s consideration whether to consent to the proposed transfer, provide the Issuer with the right for thirty (30) calendar days after receipt of such notice to purchase this Note on substantially the same economic terms and conditions (subject to any modifications to such terms and conditions required under law or required to allow the Issuer to practically exercise its right to purchase provided that such modifications to not change the purchase price or payment terms paid for the Note) as being offered to the Holder by the proposed assignee or transferee.  Any permitted assignee or transferee of this Note shall agree in writing with the Issuer to the same restrictions on assignment or transfer of this Note as are set forth herein.  This Note shall be binding upon the Issuer and its permitted successors and assigns and shall inure to the benefit of the Holder and its permitted successors and assigns.

14.

Governing Law.  This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of Wisconsin, without giving effect to any choice of law rules or provisions (whether the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisidiction other than the State of Wisconsin. If at any time and for any reason whatsoever, the interest rate payable under this Note shall exceed the maximum rate of interest permitted to be charged by the Holder to the Issuer under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

15.

Consent to Jurisdiction.  The Issuer and the Holder irrevocably consent to the exclusive jurisdiction of any federal court located within either the Middle District of Tennessee or the Eastern District of the State of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Note.  The Issuer and the Holder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Note in such court, and hereby irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.  The Issuer and the Holder further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address as set forth herein shall be effective service of process for any such action, suit or proceeding.  THE ISSUER AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

16.

Set-Off.  This Note is delivered pursuant to, and is subject to, the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof by and among the Holder, the Issuer, Tire Company Solutions, LLC (the “Company”) and Barry Reese (the “Purchase Agreement”).  The Purchase Agreement contains, among other things, provisions for set-off by the Issuer against amounts due under this Note in the event the Issuer claims indemnification from the Holder and/or the Company pursuant to the Purchase Agreement.  Any set-off by the Issuer of amounts due under this Note shall be deemed to be a prepayment of the latest installment(s) of principal due under this Note.  Reference should be made to the Purchase Agreement for relevant terms and provisions which bear upon this Note and the payments to be made hereunder.

17.

Counterparts.  This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

ISSUER:

ARI NETWORK SERVICES, INC.

By:  __________________________________

        William A. Nurthen,

        Vice President, Chief Financial Officer and

        Secretary

Acknowledged and agreed to:

HOLDER:

________________________________

_____________

[Signature Page to Unsecured Non-Negotiable Subordinated Promissory Note.]